                                                                     EXHIBIT 21

                     SUBSIDIARIES OF CASINO AMERICA, INC.




                                                         STATE OF               OTHER NAME(S)
                                                     INCORPORATION OR          UNDER WHICH IT
        NAME                                           ORGANIZATION             DOES BUSINESS
        ----                                         ----------------          --------------

Riverboat Corporation of Mississippi                    Mississippi            Isle of Capri Casino
                                                                               -Biloxi

Riverboat Corporation of Mississippi -                  Mississippi             Isle of Capri Casino
Vicksburg                                                                       -Vicksburg

Riverboat Services, Inc.                                Iowa                    None

CSNO, Inc.                                              Louisiana               None

Louisiana Riverboat Gaming Partnership                  Louisiana               Isle of Capri Casino
                                                                                -Bossier City

St. Charles Gaming Company, Inc.                        Louisiana               Isle of Capri Casino
                                                                                -Lake Charles

PPI, Inc.                                               Florida                 Pompano Park
                                                                                Harness Track

LRGP Holdings, Inc.                                     Louisiana               None

ASMI Management, Inc.                                   Florida                 None

Isle of Capri Casino Colorado, Inc.                     Colorado                None

Riverboat Corporation of Mississippi -                  Mississippi             None
Tunica

Casino Career Training Center, Inc.                     Iowa                    None

Riverboat Corporation of Indiana, Inc.                  Indiana                 None

Riverboat Corporation of Indiana, L.L.C.                Indiana                 None

Capri Air, Inc.                                         Mississippi             None

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                                                                      EXHIBIT 21


                                             STATE OF          OTHER NAME(S)
                                           INCORPORATION      UNDER WHICH IT
NAME                                      OR ORGANIZATION      DOES BUSINESS
-----                                     ----------------    --------------

Riverboat Corporation of Missouri, Inc.      Missouri            None

Grand Palais Riverboat, Inc.                 Louisiana           None

Isle of Capri of Maryland, L.L.C.            Maryland            None

Pompano Park Gaming School, Inc.             Florida             None

LRG Hotels, L.L.C.                           Louisiana           None

Isle of Capri Hotels on Lake
 Charles, L.L.C.                             Louisiana           None

Isle of Capri Hotels-Bossier City, L.L.C.    Louisiana           None

Casino America of Colorado, Inc.             Colorado            None

Isle of Capri Black Hawk L.L.C.              Colorado            None

Isle of Capri Black Hawk Capital
 Corp.                                       Colorado            None

Casino Parking, Inc.                         Mississippi         None